 Exhibit 99.2

Siebert Financial Corp. to Acquire 15% Ownership of StockCross Financial Services, Inc.

NEW YORK--(BUSINESS WIRE)--January 25, 2019--Siebert Financial Corp. (NASDAQ:SIEB) announced today that its wholly-owned subsidiary, Muriel Siebert & Co., Inc. (“MSCO”), acquired a 15% ownership of StockCross Financial Services, Inc., one of the largest privately-owned brokerage firms in the nation.

In Q4 of 2017, Siebert acquired approximately $4 billion in customer assets of StockCross’ retail securities business, and added StockCross’ nationwide sales force consisting of approximately 40 employees. In connection with this transaction, MSCO and StockCross entered into a clearing agreement in which StockCross agreed to act as one of MSCO’s clearing brokers.

Gloria E. Gebbia, controlling shareholder and board member of Siebert, said, “In light of the tremendous success of the integration of the retail assets and personnel, we wanted to continue our partnership with StockCross. We see the great potential that is embedded in StockCross and look forward to a prosperous and synergistic business relationship. There is a substantial opportunity to integrate the businesses further, streamline many of our processes, and expand our products to reach a wider customer base.”

About Siebert Financial Corp.

Siebert Financial Corp. is a holding company that conducts its retail brokerage business through its wholly-owned subsidiary, Muriel Siebert & Co., Inc., which became a member of the NYSE in 1967 when Ms. Siebert became the first woman to own a seat on the Exchange and the first to head one of its member firms. The company conducts its investment advisory business through its wholly-owned subsidiary, Siebert AdvisorNXT, Inc., a registered investment advisor, its insurance business through its wholly-owned subsidiary, Park Wilshire Companies Inc., a licensed insurance agency, and KCA Technologies, LLC, its wholly-owned subsidiary and owner of certain intellectual property and related computer software for optimizing investment portfolios. Siebert Financial Corp. is based in New York City with 12 retail branches throughout the continental United States. More information is available at www.siebertnet.com.

About StockCross Financial Services

StockCross Financial Services, Inc. is one of the largest privately-owned brokerage firms in the nation. Established in 1971, it has spent many years providing financial guidance and excellent customer service to its clients. Branch offices are located throughout the nation and are staffed with knowledgeable and experienced representatives. Online investment services and phone support offer clients around the world instant and current information on their accounts. StockCross consistently delivers on its full scope of offerings including market making, fixed-income products, online or broker-assisted equity trading, and ESOS/ESOP programs across the globe through advanced online trading capabilities. StockCross is a clearing broker-dealer and IRA custodian providing clearing and custody services for its clients and Muriel Siebert & Co., Inc. StockCross is headquartered in Beverly Hills. Member FINRA | SIPC | EST. 1971.

Notice to Investors

This communication is provided for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy any securities in the United States or elsewhere.

Gloria E. Gebbia and other members of the Gebbia family are the majority owners of StockCross and Siebert.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such “forward-looking statements” involve risks and uncertainties and known and unknown factors that could cause the actual results of Siebert Financial Corp. (the “Company”) to be materially different from historical results or from any future results expressed or implied by such “forward-looking statements”, including without limitation: changes in general economic and market conditions; changes and prospects for change in interest rates; fluctuations in volume and price of securities; changes in demand for brokerage services; competition within and without the brokerage business, including the offer of broader services; competition from electronic discount brokerage firms offering greater discounts on commissions than the Company; the prevalence of a flat fee environment; limited trading opportunities; the method of placing trades by the Company’s customers; computer and telephone system failures; the level of spending by the Company on advertising and promotion; trading errors and the possibility of losses from customer non-payment amounts due; other increases in expenses and changes in net capital or other regulatory requirements. As a result of these and other factors, the Company may experience material fluctuations in its operating results on a quarterly or annual basis, which could materially and adversely affect its business, financial condition, operating results, and stock price, as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). Accordingly, investors are cautioned not to place undue reliance on any such “forward-looking statements.” The Company undertakes no obligation to update the information contained herein or to publicly announce the result of any revisions to such “forward-looking statements” to reflect future events or developments. An investment in the Company involves various risks, including those mentioned above and those which are detailed from time to time in the Company’s SEC filings, copies of which may be obtained from the Company or through the SEC’s website.

CONTACT:
Investors:
Siebert Financial Corp.
Yesenia Berdugo, 212-644-2435
Office of the Administrator
or
Media: LHK Communications, LLC
Laura Hynes-Keller, 212-758-8602